Exhibit 5.1

[SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]

May 3, 2007

HealthSouth Corporation

One HealthSouth Parkway

Birmingham, Alabama 35243

RE:	HealthSouth Corporation; Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to HealthSouth Corporation, a Delaware corporation (the "Company"), and each of the Opinion Guarantors (as defined herein), in connection with the preparation of a registration statement on Form S-4 (Registration Statement No. 333-141698), filed by the Company and the Guarantors referred to below with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on March 30, 2007, as amended by Amendment No. 1 thereto as filed with the Commission on May 3, 2007 (as so amended, the “Registration Statement”), to register the issuance by the Company of up to $375,000,000 aggregate principal amount of Floating Rate Senior Notes of the Company due 2014 and $625,000,000 aggregate principal amount of 10.75% Senior Notes of the Company due 2016 (together, the "Exchange Notes"). The Exchange Notes will be governed by two separate Indentures, each dated as of June 14, 2006 (together, the "Indentures"), in each case, among the Company, the Guarantors named therein (the "Guarantors") and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"), which provide for the guarantee, to the extent set forth in the respective Indentures (collectively, the "Guarantees"), of the Exchange Notes by each of the Guarantors. The Exchange Notes are to be issued pursuant to an exchange offer (the

HealthSouth Corporation

May 3, 2007

"Exchange Offer") in exchange for like principal amounts of the issued and outstanding Floating Rate Senior Notes due 2014 of the Company and 10.75% Senior Notes due 2016 of the Company (together, the "Original Notes") under the Indentures, as contemplated by the Registration Rights Agreement, dated as of June 14, 2006 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Initial Purchasers named therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of each of the Indentures, which include therein the Guarantees to be issued in respect of the Exchange Notes;

(iv)	the forms of the Exchange Notes;

(v)	the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Delaware;

(vi)	the Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect;

(vii)

the certificate of incorporation or certificate of formation (or other constituent documents, as applicable) and by-laws or operating agreements (or certificates of limited partnership and the limited partnership agreements or similar documents) of each of the Guarantors that is a corporation, limited liability company or limited partnership incorporated or formed under the laws of the State of Delaware and identified as such on Schedule I hereto (the "Delaware Guarantors") and each of the Guarantors that is a corporation or limited partnership incorporated or formed under the laws of the State of Texas and identified as such on Schedule I hereto (the "Texas

HealthSouth Corporation

May 3, 2007

Guarantors", and together with the Delaware Guarantors, the "Opinion Guarantors");

(viii)	certain resolutions adopted by the Board of Directors of the Company, or a committee thereof, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and certain related matters;

(ix)	certain resolutions adopted by the governing bodies or entities (as applicable) of the Opinion Guarantors relating to the Exchange Offer, the issuance of the guarantees of the Original Notes and the issuance of the Guarantees, the Indentures and related matters;

(x)	a certificate, dated as of May 2, 2007, and a facsimile telegram bringdown of such certificate, dated as of May 3, 2007 from the Secretary of State of the State of Delaware, as to the existence and good standing in the State of Delaware of the Company;

(xi)	certificates, dated as of May 2, 2007, and a facsimile telegram bringdown of each such certificate, dated as of May 3, 2007 from the Secretary of State of the State of Delaware as to each of the Delaware Guarantors’ existence and good standing in the State of Delaware;

(xii)	certificates, dated as of May 2, 2007, and a facsimile telegram bringdown of each such certificate, dated as of May 3, 2007 from the Secretary of State of the State of Texas as to each of the Texas Guarantors’ existence in the State of Texas; and

(xiii)	for each of the Texas Guarantors that is a corporation, certificates, dated as of May 2, 2007, and a facsimile telegram bringdown of each such certificate, dated as of May 3, 2007 from the Texas Comptroller of Public Accounts as to each such Texas Guarantors’ good standing in the State of Texas.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Opinion Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Opinion Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

HealthSouth Corporation

May 3, 2007

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Opinion Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Opinion Guarantors and others.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Texas Business Corporation Act and the Texas Revised Limited Partnership Act, and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer, but without our having made any special investigation as to the applicability of any specific law, rule or regulation (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Registration Statement becomes effective and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the applicable Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

HealthSouth Corporation

May 3, 2007

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of each of the Indentures and the Exchange Notes, the execution and delivery by each of the Guarantors of each of the Indentures and the performance by each of the Company and the Guarantors of its respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Guarantors or their properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company and the Guarantors as being material to them and which are listed as exhibits in Part II of the Registration Statement (the "Listed Agreements and Instruments"). We note that certain of the Listed Agreements and Instruments may be governed by laws other than Opined on Law. Our opinion expressed herein is based solely upon our understanding of the plain language of such agreements or instruments and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate,

Meagher & Flom LLP

SCHEDULE I

Opinion Guarantors

Delaware Guarantors	Jurisdiction of Organization

Advantage Health, LLC	Delaware
ASC Network Corporation	Delaware
Baton Rouge Rehab, Inc.	Delaware
Beaumont Rehab Associates Limited Partnership	Delaware
CMS Development and Management Company, Inc.	Delaware
CMS Jonesboro Rehabilitation, Inc.	Delaware
CMS Topeka Rehabilitation, Inc.	Delaware
Collin County Rehab Associates Limited Partnership	Delaware
Continental Medical of Arizona, Inc.	Delaware
Continental Medical Systems, Inc.	Delaware
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware
Diagnostic Health Corporation	Delaware
HEALTHSOUTH LTAC of Sarasota, Inc.	Delaware
HEALTHSOUTH of Alexandria, Inc.	Delaware
HEALTHSOUTH of Altoona, Inc.	Delaware
HEALTHSOUTH of Austin, Inc.	Delaware
HEALTHSOUTH of Charleston, Inc.	Delaware
HEALTHSOUTH of East Tennessee, LLC.	Delaware
HEALTHSOUTH of Erie, Inc.	Delaware
HEALTHSOUTH of Fort Smith, Inc.	Delaware
HEALTHSOUTH of Henderson, Inc.	Delaware
HEALTHSOUTH of Houston, Inc.	Delaware
HEALTHSOUTH of Mechanicsburg, Inc.	Delaware
HEALTHSOUTH of Midland, Inc.	Delaware
HEALTHSOUTH of Nittany Valley, Inc.	Delaware
HEALTHSOUTH of Pittsburgh, Inc.	Delaware
HEALTHSOUTH of Reading, Inc.	Delaware
HEALTHSOUTH of San Antonio, Inc.	Delaware
HEALTHSOUTH of Sewickley, Inc.	Delaware
HEALTHSOUTH of South Carolina, Inc.	Delaware
HEALTHSOUTH of Spring Hill, Inc.	Delaware
HEALTHSOUTH of Texarkana, Inc.	Delaware
HEALTHSOUTH of Toms River, Inc.	Delaware
HEALTHSOUTH of Treasure Coast, Inc.	Delaware
HEALTHSOUTH of Utah, Inc.	Delaware
HEALTHSOUTH of York, Inc.	Delaware
HEALTHSOUTH of Yuma, Inc.	Delaware
HEALTHSOUTH Properties, LLC	Delaware
HEALTHSOUTH Real Property Holding, LLC	Delaware
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.	Delaware
HEALTHSOUTH S.C. of Portland, Inc.	Delaware

Delaware Guarantors	Jurisdiction of Organization

HEALTHSOUTH S.C. of Scottsdale-Bell Road, Inc.	Delaware
HEALTHSOUTH Sub-Acute Center of Mechanicsburg, Inc.	Delaware
HEALTHSOUTH Surgery Center of Fairfield, Inc.	Delaware
HEALTHSOUTH Surgery Centers-West, Inc.	Delaware
National Imaging Affiliates, Inc.	Delaware
National Surgery Centers, Inc.	Delaware
Rebound, LLC	Delaware
Rehab Concepts Corp.	Delaware
Rehabilitation Hospital Corporation of America, Inc.	Delaware
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Rehabilitation Hospital of Nevada - Las Vegas, Inc.	Delaware
Rehabilitation Hospital of Nevada - Las Vegas, L.P.	Delaware
SelectRehab, Inc.	Delaware
Sherwood Rehabilitation Hospital, Inc.	Delaware
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware
Surgery Center Holding Corporation	Delaware
Surgical Care Affiliates, Inc.	Delaware
Surgical Health Corporation	Delaware
Terre Haute Regional Rehabilitation Hospital, L.P.	Delaware
Terre Haute Rehabilitation Hospital, Inc.	Delaware
Western Medical Rehab Associates, L.P.	Delaware
Western Neuro Care, Inc.	Delaware

Texas Guarantors	Jurisdiction of Organization

HEALTHSOUTH of Texas, Inc.	Texas
HEALTHSOUTH Specialty Hospital, Inc.	Texas
Northeast Surgery Center, Ltd.	Texas
NSC Houston, Inc.	Texas
Rehabilitation Hospital of Plano, Inc.	Texas
Southeast Texas Rehabilitation Hospital, Inc.	Texas
Tarrant County Rehabilitation Hospital, Inc.	Texas
Tyler Rehabilitation Hospital, Inc.	Texas